UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2004 (June 3, 2004)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2941 Fairview Park Drive, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000
(Registrant’s Telephone Number, Including Area Code)

Item 5.  Other Events.

     On June 3, 2004, General Dynamics announced that its Chairman and CEO, Nicholas D. Chabraja, extended his employment contract to April 2008. Copies of the press release and employment agreement are filed as exhibits to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

     10.1 — Employment Agreement by and between General Dynamics Corporation and Nicholas D. Chabraja dated June 3, 2004.

     99.1 — General Dynamics press release dated June 3, 2004, announcing its Chairman and CEO extended his employment contract.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz

John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: June 3, 2004